Exhibit 31.2

CERTIFICATION

I, Daniel J. Moorhead, certify that:

1.             I have reviewed this Annual Report on Amendment No. 1 to Form 10-K of Evolving Systems, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 30, 2013

/s/ Daniel J. Moorhead
Daniel J. Moorhead
Vice President, Finance & Administration